United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 22, 2020
Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway
Suite 155
Alpharetta,	Georgia	30004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets

As previously disclosed in a Current Report on Form 8-K filed by Priority Technology Holdings, Inc. (the "Company") on September 1, 2020, Priority Real Estate Technology LLC ("PRET"), a majority-owned and consolidated subsidiary of the Company, entered into an Asset Purchase Agreement (the "Agreement") with MRI Payments LLC and MRI Software LLC (together, "MRI") to sell certain assets from the Company's Real Estate business (the "Real Estate Assets"). In the Agreement, MRI also agreed to assume certain liabilities and obligations from PRET and the Company. The description of the Agreement herein is qualified in its entirety by reference to the entire Agreement attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed by the Company on September 1, 2020 and incorporated herein by reference.

The transaction contemplated by the Agreement was completed on September 22, 2020 after receiving regulatory approval.

The primary assets sold in the transaction were contracts with customers, an assembled workforce, technology-related assets and Internet domains, which constitutes the business sold. MRI also assumed obligations under an in-place operating lease for office space. These assets were used in PRET's real estate business activities within the Company's Integrated Partners reportable segment.

Gross consideration received by PRET was $180 million. After payments for fees, expenses and distributions to the non-controlling interests of PRET, the Company received net cash consideration of approximately $123 million. The Company used this cash to make a $106.5 million principal payment to reduce the outstanding indebtedness under its existing Senior Credit Facility and the remainder is available to fund any taxes due from the gain on the disposal transaction.

Item 7.01    Regulation FD Disclosure

On September 23, 2020, the Company issued a press release announcing the closing of the asset sale that was previously announced on September 1, 2020. The press release contains forwarding-looking statements. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits

(b) Pro-Forma Financial Information

The following unaudited pro forma condensed financial statements are based on the Company’s historical consolidated financial statements as adjusted to give effect to the disposition. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 give effect to the disposition as if it had occurred on January 1, 2019. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2020 gives effect to the disposition as if it had occurred on June 30, 2020.

Priority Technology Holdings, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six-Month Period Ended June 30, 2020

(in thousands, except per share amounts)
	Historical	Adjustments	Notes	Pro Forma

REVENUES	$189,289	$(8,235)	(a)	$181,054

OPERATING EXPENSES:
Costs of services	128,762	(873)	(a)	127,889
Salary and employee benefits	19,685	(1,047)	(b)	18,638
Depreciation and amortization	20,635	(2,430)	(c)	18,205
Selling, general and administrative	12,617	(2,386)	(d)	10,231
Total operating expenses	181,699	(6,736)		174,963

Income from operations	7,590	(1,499)		6,091

OTHER INCOME (EXPENSES):
Interest expense	(21,983)	2,499	(e)	(19,484)
Other income (expense), net	(152)	—		(152)
Total other expenses, net	(22,135)	2,499		(19,636)

Loss before income taxes	(14,545)	1,000		(13,545)
Income tax benefit	(818)	(50)	(f)	(868)
Net Loss	$(13,727)	$1,050		$(12,677)

Loss per common share:
Basic and diluted	$(0.20)	$0.02		$(0.18)

Priority Technology Holdings, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2019

(in thousands, except per share amounts)
	Historical	Adjustments	Notes	Pro Forma

REVENUES	$371,854	$(11,694)	(a)	$360,160

OPERATING EXPENSES:
Costs of services	252,569	(1,166)	(a)	251,403
Salary and employee benefits	42,214	(873)	(b)	41,341
Depreciation and amortization	39,092	(4,031)	(c)	35,061
Selling, general and administrative	30,795	(3,340)	(d)	27,455
Total operating expenses	364,670	(9,410)		355,260

Income from operations	7,184	(2,284)		4,900

OTHER INCOME (EXPENSES):
Interest expense	(40,653)	4,322	(e)	(36,331)
Other income (expense), net	710	—		710
Total other expenses, net	(39,943)	4,322		(35,621)

Loss before income taxes	(32,759)	2,038		(30,721)
Income tax expense	830	491	(f)	1,321
Net Loss	$(33,589)	$1,547		$(32,042)

Loss per common share:
Basic and diluted	$(0.50)	$0.02		$(0.48)

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(a) Adjustments reflect the elimination of revenues and costs of services of the disposed assets.
(b) Adjustment reflects the salaries and employee benefits of the assembled workforce transferred to the buyer of the disposed assets.
(c) Adjustment reflects the amortization expense for the disposed intangible assets.
(d) Adjustment reflects direct expenses associated with the disposed assets.
(e) Adjustment reflects interest expense, origination expenses, and amortization expense for deferred financing costs and discount associated with the $65.0 million of debt financing used in March 2019 to acquire the disposed assets.
(f) Provision for income taxes related to the pre-tax operating income and interest expense associated with the disposed business.

Priority Technology Holdings, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2020

(in thousands)	Historical	Adjustments	Notes	Pro Forma

ASSETS
Current Assets:
Cash	$5,854	16,498	(i)	$22,352
Restricted cash	45,146	996	(i)	46,142
Accounts receivable, net of allowance	35,332	(878)	(g)	34,454
Prepaid expenses and other current assets	2,928	(94)	(g)	2,834
Current portion of notes receivable	1,789	—		1,789
Settlement assets	327	—		327
Total current assets	91,376	16,522		107,898

Notes receivable, less current portion	4,826	—		4,826
Property, equipment and software, net	24,127	(382)	(g)	23,745
Goodwill	109,515	(2,683)	(h)	106,832
Intangible assets, net	168,751	(63,293)	(g)	105,458
Deferred income taxes, net	50,586	(5,956)	(j)	44,630
Other non-current assets	518	—		518
Total assets	$449,699	$(55,792)		$393,907

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$19,953	8,234	(g) (j)	$28,187
Accrued residual commissions	22,434	—		22,434
Customer deposits and advance payments	2,882	—		2,882
Current portion of long-term debt	11,724	—		11,724
Settlement obligations	39,167	—		39,167
Total current liabilities	96,160	8,234		104,394

Long-term debt, net	480,639	(106,500)	(k)	374,139
Other non-current liabilities	6,398	(34)	(g)	6,364
Total long-term liabilities	487,037	(106,534)		380,503

Total liabilities	583,197	(98,300)		484,897

Stockholders' deficit:
Common stock	68	—		68
Additional paid-in capital	4,569	—		4,569
Treasury stock, at cost	(2,388)	—		(2,388)
Accumulated deficit	(141,401)	48,162	(i) (j)	(93,239)
Total Priority Technology Holdings, Inc. stockholders' deficit	(139,152)	48,162		(90,990)
Non-controlling interest in a subsidiary	5,654	(5,654)	(i) (l)	—
Total stockholders' deficit	(133,498)	42,508		(90,990)

Total liabilities and stockholders' deficit	$449,699	$(55,792)		$393,907

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Dollar amounts in thousands

(g) Remove assets sold to MRI and liabilities extinguished or assumed as follows: $878 for accounts receivable; $94 for prepaid expenses and other current assets; $382 for property, equipment and software, net of accumulated depreciation and amortization; $63,293 for intangible assets, net of accumulated amortization; $196 for accounts payable and accrued expenses; and $34 for other deferred lease obligation. Net carrying value of $64,417.
(h) Remove estimated carrying value of goodwill in the Integrated Partners reporting unit that was associated with the disposed assets, which constituted a business on the disposal date under ASU 2017-01.
(i) $180,000 of proceeds from buyer for disposition transaction less $584 estimated working capital adjustment distributed as follows: $996 to fund escrow bank account; $4,619 for transaction costs; $5,654 cash redemption of the carrying value of a non-controlling interest in PRET; and $45,149 other cash distributions to non-controlling interests of PRET as a capital event distribution. Net $122,998 cash retained prior to the $106,500 debt principal payment.
(j) Pro forma pre-tax gain of $106,897 at June 30, 2020 determined as follows: $180,000 gross proceeds received from MRI less $584 for working capital adjustment; less $4,619 for transaction expenses paid and $800 accrued; less net assets with a carrying value of $64,417 sold to MRI; and less $2,683 of goodwill removed and associated with the disposed assets which constituted a business on the disposal date under ASU 2017-01. Pre-tax pro forma gain of $106,897 reduced by $45,149 attributable to non-controlling interests and by $13,586 for pro forma income tax expense on the pro forma pre-tax gain attributable to the Company of which $7,630 is classified as currently payable and $5,956 is classified as deferred. This pro forma gain and its pro forma income tax effect are subject to subsequent adjustments through the September 22, 2020 date of sale. The pro forma gain has not been considered in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature.
(k) Reflects a $106,500 principal payment to reduce outstanding indebtedness under the Company's existing Senior Credit Facility.
(l) Reflects redemption of non-controlling interests with a carrying value of $5,654 and $45,149 of pro forma gain attributable and distributed to non-controlling interests.

The information in this Current Report on Form 8-K, including exhibits, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

(d) Exhibits – The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit
Number        Description

99.1        Press Release dated September 23, 2020

104        The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2020

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: /s/ Michael Vollkommer
Name: Michael Vollkommer
Title: Chief Financial Officer